Exhibit 3.1

STATE of FLORIDA

AMENDED RESTATED ARTICLES of INCORPORATION

Of

INSIGHT MANAGEMENT CORPORATION

A STOCK CORPORATION

Insight Management Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1. The name of this corporation is Insight Management Corporation.  The Corporation was originally named  Skreem Records Corporation. from March 10, 2006 to September 10, 2008.

2. Pursuant to Section 607.1007 of the Florida Business Corporation Act, this Amended Restated Articles of Incorporation restates and integrates and further amends the provisions of the Articles of Incorporation of this corporation. The Amended Restated Articles of Incorporation was duly adopted by the Board of Directors of Insight Management Corporation. and approved by the stockholders at the regularly scheduled annual meeting of the stockholders of said corporation.

3. The text of this Amended Restated Articles of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

First: Name of Corporation

The name of this Corporation is “Insight Management Corporation”

Second: Registered Agent and Corporate Office

Its registered office in the State of Florida is to be located at 17888 67 Ct N, Loxahatchee, FL 33470. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Incorp Services, Inc.

The Corporation shall have its registered office in the State of Florida, and may have such other offices and places of business within or without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

Third: Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act (FBCA).

Fourth: Capital Stock

1.

Authorized Stock.  The total number of shares of stock which the Company shall have authority to issue is 1,010,000,000, consisting of 1,000,000,000 shares of common stock, par value $0.00014 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

2.

Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series, and by filing a Articles pursuant to the applicable section of the FBCA (the “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)

The designation of the series, which may be by distinguishing number, letter or title.

(b)

The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c)

Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(d)

The dates at which dividends, if any, shall be payable.

(e)

The redemption rights and price or prices, if any, for shares of the series.

(f)

The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g)

The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(h)

Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(i)

Restrictions on the issuance of shares of the same series or of any other class or series.

(j)

The voting rights, if any, of the holders of shares of the series.

(k)

Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

3.

Common Stock.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Each share of the Common Stock shall be equal to each other share of the Common Stock.  The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

4.

Voting Rights.  Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.  At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

5.

Denial of Preemptive Rights.  No stockholder of the Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

6.

Record Date.  The Board of Directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Company may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined.  Only stockholders of record on that date are entitled to notice or to vote at such a meeting.  If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.  The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Fifth: Directors

1.

Number.  The number of directors constituting the initial Board of Directors is two.  The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors.  The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

2.

Vacancies.  Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director’s successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal.  Subject to the provisions of these Articles of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.

Removal of Directors.  Except as otherwise provided in any Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Sixth: Meetings of Stockholders

Meetings of stockholders of the Company (the “Stockholder Meetings”) may be held within or without the State of Florida, as the Bylaws of the Company (the “Bylaws”) may provide.  Special Stockholder Meetings may be called only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President, (d) the holders of at least two-thirds (2/3) of all of the shares entitled to vote at the proposed special meeting, or (e) the Board of Directors pursuant to a duly adopted resolution.  Special Stockholder Meetings may not be called by any other person or persons or in any other manner.  Elections of directors need not be by written ballot unless the Bylaws shall so provide.

Seventh: Limitation of Liability

Except as otherwise provided in the FBCA, a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, that this Article shall not eliminate or limit the liability of a director or officer (a) if it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or (b) under Article 8 of the FBCA.

If the FBCA is amended after the date of filing of these Articles of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the FBCA, as so amended, or a similar successor provision.  Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Eighth: Indemnification

1.

Discretionary Indemnification.  (a) The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Section 607.0831 of the FBCA; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 607.0831 of the FBCA or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b)

The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Section 607.0831 of the FBCA; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

2.

Determination of Discretionary Indemnification.  Any discretionary indemnification pursuant to Section 1 of this Article 8, unless ordered by a court or advanced pursuant to this Section 2, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

(a)

By the stockholders; or

(b)

By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

3.

Mandatory Indemnification.  To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article 8, or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

4.

Non-Exclusivity.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 8:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 1 of this Article 8, or for the advancement of expenses made pursuant to Section 2 of this Article 8 may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

5.

Insurance.  The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability expenses.

Ninth: Amendment of Corporate Documents

1.

Articles of Incorporation.  Whenever any vote of the holders of voting shares of the capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of these Articles of Incorporation, such alteration, amendment, repeal or rescission of any provision of these Articles of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article.

2.

Bylaws.  In addition to any affirmative vote required by law, any change of the Bylaws may be adopted either (a) by the affirmative vote of the Board of Directors, or (b) by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding voting shares of capital stock of the Company, voting together as a single class.

Tenth: Existence

The Company is to have perpetual existence.

IN WITNESS WHEREOF, the Corporation has caused this Amended Restated Articles of Incorporation to be signed by its duly authorized officer this 10th day of December 2009.

Insight Management Corporation

By:	/s/ Matthew Maza
Matthew Maza
Title: Secretary and Corporate Counsel